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                                                                    EXHIBIT 23.2

                           ACCOUNTANTS' CONSENT

The Board of Directors
Genvec, Inc.:

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of GenVec, Inc. for the registration of 5,000,000 shares of its common stock pertaining to the GenVec, Inc. Amended and Restated 1993 Stock Incentive Plan of our report dated February 18, 2000, except for Note 11 which is as of November 20, 2000, with respect to the financial statements of GenVec, Inc. filed with the Securities and Exchange Commission included in its Registration Statement (No. 333-47408) on Form S-1, as amended.

/s/ KPMG LLP


February 14, 2001
McLean, Virginia